ARTICLES OF INCORPORATION
                                       OF
                           AMERICAN BANK INCORPORATED

                                    ARTICLE I
                                      NAME

     The name of the corporation is American Bank Incorporated (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

     The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is 4029 West Tilghman Street, Allentown, Pennsylvania 18104.

                                   ARTICLE III
                               NATURE OF BUSINESS

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

                                   ARTICLE IV
                                  CAPITAL STOCK

     A. AUTHORIZED AMOUNT. The total number of shares of capital stock which the Corporation has authority to issue is 20,000,000, of which 5,000,000 shall be serial preferred stock, par value $.10 per share (hereinafter the "Preferred Stock"), and 15,000,000 shall be common stock, par value $.10 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

     B. COMMON STOCK. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power of the Corporation shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of



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any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

     C. AUTHORITY OF BOARD TO FIX TERMS OF PREFERRED STOCK. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

     D. PREEMPTIVE RIGHTS. Except as may be provided in a resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of capital stock of the Corporation as such shall have any preemptive or preferential right to purchase or subscribe to any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into capital stock of any class whatsoever, whether now or hereafter authorized or issued.

                                   ARTICLE V
                                  INCORPORATOR

     The name of the sole incorporator is American Bank, the mailing address of the sole incorporator is 4029 West Tilghman Street, Allentown, Pennsylvania 18104, and the number and class of shares for which the sole incorporator has subscribed is 100 shares of common stock.

                                   ARTICLE VI
                                    DIRECTORS

     A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be as set forth in the Corporation's Bylaws, as may be amended from time to time.

     B. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of these Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of these Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of these Articles of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the

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third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     C. NO CUMULATIVE VOTING. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

     D. VACANCIES. Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

     E. REMOVAL. Except as otherwise required by law, and subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by stockholders only for cause and only upon the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation.

     F. BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least 70 percent of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.


                                   ARTICLE VII
               MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

     A. SPECIAL MEETING OF STOCKHOLDERS. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders

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may be called by the Chairman, the Board of Directors as provided in the bylaws, and may be called by two or more stockholders owning in the aggregate not less than thirty percent (30%) of the shares of the Corporation entitled to vote generally in an election of directors.

     B. ACTION WITHOUT A MEETING. An action permitted to be taken by the stockholders of the Corporation at a meeting of stockholders may be taken without a meeting only if a unanimous written consent setting forth the action so taken is signed by all stockholders who would be entitled to vote at a meeting for such purpose and such consent is filed with the Secretary of the Corporation as part of the corporate records.

     C. ADVANCE NOTICE BY STOCKHOLDERS. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

     The directors and officers of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, unless the director or officer has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. If the BCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. This Article VIII shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

                                   ARTICLE IX
                   THE APPLICABILITY OF CHAPTER 25 OF THE BCL

     The provisions of Subchapter E, F, G, H, I and J of Chapter 25 of the BCL shall not apply to the Corporation.

                                    ARTICLE X
                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribe by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, thereafter is

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approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of Articles VI, VII, VIII, IX and X hereof which is not approved by the affirmative vote of 80% of the Corporation's Board of Directors then in office.



     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania through these Articles of Incorporation, has caused these Articles of Incorporation to be signed by its President and Chief Executive Officer, who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 15th day of December, 2001.


ATTEST                                        AMERICAN BANK
                                              (sole incorporator)



\s\ Eric W. Valaika                       By: \s\ Mark W. Jaindl
----------------------------------            ----------------------------------
Eric W. Valaika, Secretary                    Mark W. Jaindl, President
                                              and Chief Executive Officer

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